UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☐	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKY MOUNTAIN CHOCOLATE FACTORY NAMES FOOD INDUSTRY VETERAN ALLEN ARROYO AS CHIEF FINANCIAL OFFICER

Brings Significant Franchising and Capital Markets Experience

DURANGO, CO / ACCESSWIRE / July 21, 2022 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or "RMCF"), an international franchiser and manufacturer of gourmet chocolates and other confectionary products, today announced the appointment of Allen Arroyo, a 30-year veteran financial executive in the food, restaurant and hospitality industries with expertise in franchising, systems and technology, and capital markets, as Chief Financial Officer (“CFO”), effective August 1, 2022. He succeeds Bryan J. Merryman, the Company’s former Chief Financial Officer, who retired effective July 15th after 24 years of service with the Company.

A highly accomplished CFO, Mr. Arroyo has extensive experience in corporate finance, strategy and operations within the food industry, including banking practices and financial transactions.

“Allen Arroyo is a perfect fit and brings an absolute breadth and wealth of skills to RMCF to help the Company’s management and refreshed Board deliver superior stockholder value,” said Chief Executive Officer Rob Sarlls. “In addition to his comprehensive financial management expertise, he has achieved a dynamic and admirable track record with both public and private companies. Allen offers strong franchising experience. He also enjoys a successful track record of working with businesses and cultures that need professionalization, and companies that are poised to capture high growth. I look forward to his help delivering improvements in revenue, profits and productivity for RMCF,” Mr. Sarlls said.

“In addition to meeting with members of the Company’s refreshed Board, I also had the opportunity to meet with the management team at the Company’s recent two-day strategy planning summit,” noted Mr. Arroyo. “It was a very impressive introduction to the management team. I am enthusiastic to join a company that embraces change to deliver superior value to all its key constituencies including shareholders, employees, business partners and, of course, consumers,” he concluded.

Mr. Arroyo began his career with IHOP (now Dine Brands Global, Inc. (NYSE:DIN)), where he spent 17 years leading a team directing SEC and financial reporting, risk management and internal controls. Subsequently, he served as CFO for several privately held and private equity-backed dining and restaurant firms, most notably Blaze Pizza which expanded from ten to 225 stores in less than four years, Mastro’s Restaurants, Inc., and Due North Holdings. He comes to RMCF from Nevoa, Inc., where he was instrumental in raising capital and implementing new technology and systems.

He holds an MBA from Pepperdine University and a BA in accounting from California State University, Northridge.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 325 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements

This communication includes statements of RMCF's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of RMCF's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this communication are forward-looking statements. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," “prospects,” “build” or similar expressions. Factors which could cause results to differ include, but are not limited to: the impacts of the COVID-19 pandemic and global economic conditions on RMCF’s business, including, among other things, disruptions to our supply chain, including, but not limited to, raw materials and freight costs, the availability of qualified labor, online sales, factory sales, retail sales and royalty and marketing fees, RMCF’s liquidity, RMCF’s cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates (“Edible”), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase RMCF’s online sales through the agreements with Edible, the outcome of any legal proceedings involving RMCF, including, but not limited to, the legal proceedings initiated against Immaculate Confections, the operator of RMCF locations in Canada, changes in the confectionery business environment, seasonality, consumer interest in RMCF’s products, general economic conditions, the success of RMCF’s frozen yogurt business, receptiveness of RMCF’s products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of RMCF’s co- branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which RMCF and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to, local, state, and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause RMCF’s actual results to differ from the forward-looking statements contained herein, please see the section entitled "Risk Factors" contained in Item 1A. of RMCF’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and RMCF’s ability to manage costs and reduce expenditures in the current economic environment and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, RMCF undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this communication or those that might reflect the occurrence of unanticipated events.

Important Additional Information and Where to Find It

In connection with the 2022 Annual Meeting of Stockholders, RMCF has filed its definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card with the Securities and Exchange Commission (the "SEC") on July 5, 2022, as supplemented by the Supplement to Proxy Statement filed with the SEC on July 7, 2022 (collectively, the “Proxy Statement”) in connection with the solicitation of proxies from stockholders for the 2022 Annual Meeting. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. This communication is not a substitute for the Proxy Statement or any other document that may be filed by RMCF with the SEC. Investors and stockholders may obtain a copy of the Proxy Statement, an accompanying WHITE proxy card, any amendments or supplements to the Proxy Statement and other documents filed by RMCF with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of RMCF’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting RMCF’ s Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, the documents may be obtained free of charge by directing a request by mail to: Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attn: Secretary.

Certain Information Regarding Participants in the Solicitation

RMCF, its directors and certain of its executive officers are participants in the solicitation of proxies from RMCF stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise in RMCF, of RMCF’s directors and executive officers, is included in RMCF’s Annual Report on Form 10-K for the fiscal year ended February 28, 2022, filed with the SEC on May 27, 2022, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2022, and in the Proxy Statement. Changes to the direct or indirect interests of RMCF’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above.